Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

THE FIRST AMERICAN CORPORATION REPORTS PRELIMINARY

FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2008

—Results Reflect Meaningful Improvements in Operating Efficiency—

SANTA ANA, Calif., July 31, 2008 – The First American Corporation (NYSE: FAF), America’s largest provider of business information, today announced preliminary financial results for the quarter ended June 30, 2008.

Current Quarter Highlights

•	Title Insurance and Services segment pretax margin of 3.4 percent

•	Title Insurance claims development remains in-line with expectations

•	Information Solutions Group pretax margin of 16.2 percent

•	Net income of $42.0 million, or 45 cents per diluted share

•	Continued progress on company-wide expense-reduction initiatives

•	Salary and other operating expenses, on a consolidated basis, decreased by $179.3 million, or 14.7 percent

•	Operating cash flow of $71.2 million

Consolidated Review

“We are pleased by the performance of both the Financial Services and Information Solutions businesses in light of the current market environment,” stated Parker S. Kennedy, chairman and chief executive officer of The First American Corporation. “We are especially encouraged by the operating results within our Title Insurance segment. Clearly, these results reflect the hard work that began last year to restructure our Title operations and change our business model. We are focused in our commitment to maximize profitability in all of our businesses.”

Total revenues for the second quarter of 2008 were $1.7 billion, a decrease of 20 percent relative to the second quarter of 2007. Net income was $42.0 million, or 45 cents per diluted share in the second quarter of 2008, compared with a net loss of $66.0 million, or 68 cents per diluted share, in the second quarter of 2007. Results for the second quarter of 2007 included reserve strengthening, restructuring and asset impairments totaling $172.8 million, or $1.79 per diluted share, net of tax.

At the end of last week, the company became aware of circumstances surrounding an investment held by First American Title Insurance Company (FATICO) in a title agent that may cause the investment to be impaired. The company is currently evaluating whether to impair its $37.3 million carrying value; however, any impairment will not impact FATICO’s statutory surplus. The final determination with respect to any impairment will be reflected in the company’s Form 10-Q for the quarter ended June 30,

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First American Reports Preliminary Financial Results for the Second Quarter 2008

2008, which it expects to timely file. Consequently, the results presented in this news release are preliminary.

Financial Services Group

Current Quarter Highlights:

•	Title Insurance and Services segment pretax margin of 3.4 percent

•	Title Insurance and Services segment pretax income of $38.4 million

•	Title Insurance and Services segment other operating expenses decreased by 10 percent

•	Title Insurance claims development remains in-line with expectations at 6.2 percent of operating revenues

•	Title Insurance and Services segment staff reduction of 700 will result in annualized savings of $40.1 million

•	94 title insurance office closures expected to yield $5.6 million of annualized savings

“Our Title Insurance segment earnings this quarter reflect our aggressive cost-reduction efforts and the structural improvements that are ongoing throughout the organization,” stated Dennis J. Gilmore, First American’s chief operating officer and chief executive officer of the Financial Services Group. “We will continue our efforts to increase the efficiency of our operations by advancing certain key company-wide initiatives, including focused management of employee costs, centralizing administrative functions, reorganizing our operating structure and rationalizing our office footprint.”

Title Insurance and Services. During the second quarter of 2008, operating revenues in the Title Insurance and Services segment were $1.1 billion, a 25 percent decrease from the same quarter of 2007. Factors contributing to these results were a decline in the number of title orders closed, a decrease in the average revenue per order closed and the termination of certain agency relationships. Average revenue per direct title order was $1,528, a 6 percent decline relative to the second quarter of 2007. The company’s direct operations closed 401,200 title orders for the second quarter of 2008, a decrease of 17 percent when compared with 482,900 title orders closed in the second quarter of 2007.

Salary and other personnel costs were $338.6 million, a 24 percent decrease, compared with the second quarter of 2007, primarily due to staff reductions. The company reduced staff by approximately 700 during the second quarter of 2008. Included in salary and other personnel costs for the second quarter of 2008 were $6.1 million of employee separation costs. Other operating expenses were $266.8 million, a decrease of 10 percent, compared with the second quarter of 2007. The decrease was primarily due to a reduction in title production costs, lower occupancy costs and other cost-containment programs. Other operating expenses include $6.6 million of lease termination costs incurred during the second quarter of 2008.

The loss provision for claims during the second quarter of 2008 was 6.2 percent of operating revenues, versus 23.7 percent in the second quarter of 2007. The current quarter rate reflects the expected

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First American Reports Preliminary Financial Results for the Second Quarter 2008

claims experience for policy year 2008, with minor reserve adjustments required for prior policy years. The rate for the second quarter of 2007 reflected an expected claims rate of 6.4 percent for policy year 2007 and adverse development primarily for policy years 2006, 2005 and 2004.

Pretax income for the Title Insurance and Services segment was $38.4 million in the second quarter of 2008, compared to a pretax loss of $156.2 million in the second quarter of 2007.

Specialty Insurance. Total revenues at First American’s Specialty Insurance segment were $76.5 million in the second quarter of 2008, a 7 percent decrease relative to the second quarter of 2007. The decline was primarily due to a decrease in property and casualty insurance revenues. Pretax income was $8.7 million in the second quarter of 2008, a 36 percent decrease relative to the second quarter of 2007.

Information Solutions Group

Current Quarter Highlights:

•	Information Solutions Group pretax income of $88.7 million

•	Sales from new products and market share gains helped offset the decline in transaction-based real estate-related revenue

•	Salary and other operating expenses in the Information Solutions Group declined 8.9 percent relative to the second quarter of 2007

•	Cost-savings initiatives year-to-date are expected to result in annualized savings of $47.1 million

•	Additional efficiency initiatives have been identified and will be implemented in the second half of 2008

“The Information Solutions Group made considerable progress towards its strategic objectives during the second quarter. These steps assisted in the group posting stable margins for the quarter. We continue to focus on new product development, the integration of our operations and expense reductions,” said Frank V. McMahon, First American’s vice chairman and chief executive officer of the Information Solutions Group.

Information and Outsourcing Solutions. Total revenues at the Information and Outsourcing Solutions segment were $193.6 million in the second quarter of 2008, a 10 percent decrease from the prior year. The decline was primarily a result of a decrease in tax service, flood certification and appraisal-related revenues, offset in part by an increase in volume at the default-related businesses. Pretax income during the quarter was $42.8 million, a 10 percent decrease from the prior year.

Data and Analytic Solutions. Total revenues at the Data and Analytic Solutions segment were $158.5 million in the second quarter of 2008, a 7 percent decrease relative to the second quarter of 2007. The decrease was primarily due to the effects of the continued slowdown in mortgage originations and the ongoing tightening of the credit markets, which has led to a decrease in mortgage securitization activity. These factors have impacted the demand for some of the mortgage analytic product offerings. Pretax

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First American Reports Preliminary Financial Results for the Second Quarter 2008

income was $24.9 million in the second quarter of 2008, a 19 percent decrease relative to the second quarter of 2007.

Risk Mitigation and Business Solutions. During the second quarter of 2008, total revenues at the Risk Mitigation and Business Solutions segment were $196.6 million, a decrease of 11 percent relative to the second quarter of 2007. The decrease was primarily due to the disposition of the USSEARCH.com business in the fourth quarter of 2007 and several other business lines in 2008, combined with a general downturn in demand for the credit, data and employment-based products. Pretax income for the segment was $21.0 million, a decrease of 35 percent, compared with the second quarter of last year.

Investment and Other Income

Investment and other income decreased 37 percent during the second quarter of 2008, to $54.5 million, down from $86.4 million in the prior year. Declining yields on lower investment balances contributed to the decline.

Spin-Off Update

The company also reported that, based on management’s recommendation, its Board of Directors has decided to delay the previously announced separation of its Financial Services and Information Solutions companies. “We remain intent on moving forward with our planned spin-off,” stated Kennedy. “We still firmly believe that splitting our businesses will unlock the unrealized value of the Information Solutions businesses and strengthen the competitive position of both companies. However, given the uncertainty in the real estate and mortgage credit markets, we believe it is prudent to delay the split. Our primary focus at this time is expense management, product development and maximizing profitability. We will split the companies when we see more stability in our markets and when the outlook becomes clearer. In the meantime, we will continue to report results of our businesses as if they were already separated and we will enthusiastically look forward to creating two great companies.”

Teleconference/Webcast

First American’s second quarter results will be discussed in more detail on Thursday, July 31, 2008, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is (888) 955-3516. Callers from outside the United States may dial (210) 234-5896. The pass code for the event is FIRST AMERICAN. The live audio webcast of the call and the accompanying slide presentation will be available on First American’s Web site at www.firstam.com/investor. An audio replay of the conference call will be available through Aug. 8, 2008, by dialing (203) 369-3865. An audio archive of the call will also be available for replay on First American’s Web site.

About First American

The First American Corporation (NYSE: FAF) is a FORTUNE 500® company that traces its history to 1889. With revenues of approximately $8.2 billion in 2007, it is America’s largest provider of business information. First American combines advanced analytics with its vast data resources to supply

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First American Reports Preliminary Financial Results for the Second Quarter 2008

businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within five primary business segments, including: Title Insurance and Services, Specialty Insurance, Information and Outsourcing Solutions, Data and Analytic Solutions, and Risk Mitigation and Business Solutions. More information about the company and an archive of its press releases can be found at www.firstam.com.

Forward-Looking Statements

Certain statements made in this press release, including those related to a potential investment impairment, the annualized savings from staff reductions and office closures in the Financial Services businesses, continued increases in operational efficiencies and the sources of those efficiencies in the Financial Services businesses, annualized cost savings and future efficiency initiatives in the Information Solutions businesses and the ultimate consummation and effects of the spin-off transaction, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These and other forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” and other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the company’s Title Insurance and Services segment and certain other of the company’s businesses; consolidation among the company’s significant customers and competitors; changes in the company’s ability to integrate businesses that it acquires; systems interruptions and intrusions; the company’s inability to realize the benefits of its offshore strategy; product migration; any inability to ultimately consummate the spin-off transaction as a result of, among other factors, any inability to obtain necessary regulatory approvals or the failure to obtain the final approval of the company’s board of directors; the inability to recognize the benefits of the spin-off transaction as a result of, among other factors, unexpected corporate overhead costs, unfavorable reaction from customers, employees, ratings agencies or other interested persons, the triggering of rights and obligations by the spin-off, accommodations required to be made to obtain consents or waivers or the inability to transfer assets into the entity being spun-off; and other factors described in Part I, Item 1A of the company’s annual report on Form 10-K for the year ended Dec. 31, 2007, as updated in Part II, Item 1A of the company’s quarterly report on Form 10-Q for the period ended March 31, 2008, in each case as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

(Additional Financial Data Follows)

First American Reports Preliminary Financial Results for the Second Quarter 2008

Summary of Financial Results and Selected Information

(in thousands, except per share amounts and title orders)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Total revenues	$1,716,233	$2,155,337	$3,370,362	$4,274,026
Income (loss) before income taxes and minority interests	$100,913	$(79,960)	$170,487	$100,458
Income taxes (benefit)	$41,780	$(39,765)	$63,897	$19,674
Minority interests	$17,128	$25,801	$35,267	$62,993

Net income (loss)	$42,005	$(65,996)	$71,323	$17,791

Net income (loss) per share:
Basic	$0.45	$(0.68)	$0.77	$0.18
Diluted	$0.45	$(0.68)	$0.77	$0.18
Weighted average common shares outstanding:
Basic	92,503	96,377	92,252	96,563
Diluted	93,205	96,377	92,951	98,384

Title orders opened	532,300	660,900	1,127,600	1,376,400	(A)

Title orders closed	401,200	482,900	790,800	941,800	(A)

Paid Title Claims	76,590	72,056	141,930	134,449

(A) Includes 35,300 title orders opened and 900 title orders closed associated with a government program established to help Louisiana residents recover from the impact of Hurricane Katrina. The program has been modified by the government, and the company does not anticipate this order volume to continue.

First American Reports Preliminary Financial Results for the Second Quarter 2008

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	June 30, 2008	December 31, 2007
Assets

Cash and cash equivalents	$935,537	$1,162,569

Accounts and accrued income receivable, net	628,392	559,996

Income tax receivable	118,911	39,187

Investments:
Deposits with savings and loan associations and banks	389,570	198,055
Debt securities	1,453,190	1,368,212
Equity securities	139,369	147,102
Other long-term investments	453,262	457,764

	2,435,391	2,171,133

Loans receivable, net	123,175	116,751

Property and equipment, net	723,493	755,435

Title plants and other indexes	666,307	645,679

Deferred income taxes	41,145	23,274

Goodwill	2,634,018	2,567,340

Other intangible assets, net	324,037	346,207

Other assets	263,474	260,350

	$8,893,880	$8,647,921

Liabilities and Stockholders’ Equity
Demand deposits	$1,153,531	$743,685
Accounts payable and accrued liabilities	972,171	1,123,624
Deferred revenue	734,241	756,202
Reserve for known and incurred but not reported claims	1,338,250	1,357,632
Notes and contracts payable	920,341	906,046
Deferrable interest subordinated notes	100,000	100,000
	5,218,534	4,987,189

Minority interests in consolidated subsidiaries	677,160	675,907

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par value
Authorized - 500,000 shares; outstanding - none
Common stock, $1 par value
Authorized - 180,000,000 shares
Outstanding - 92,594,000 and 91,830,000 shares	92,594	91,830
Additional paid-in capital	787,411	762,734
Retained earnings	2,236,657	2,205,994
Accumulated other comprehensive loss	(118,476)	(75,733)
	2,998,186	2,984,825

	$8,893,880	$8,647,921

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First American Reports Preliminary Financial Results for the Second Quarter 2008

Condensed Consolidated Statement of Income and Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Revenues

Operating revenues	$1,664,431	$2,081,934	$3,256,879	$4,064,424
Investment and other income	54,512	86,419	122,069	157,898
Gain on stock issued by subsidiary	1,325	7,092	1,325	9,303
Net realized investment (losses) gains	(4,035)	(20,108)	(9,911)	42,401

	1,716,233	2,155,337	3,370,362	4,274,026

Expenses

Salaries and other personnel costs	562,900	675,708	1,140,514	1,323,004
Premiums retained by agents	372,945	528,573	734,175	1,080,768
Other operating expenses	478,979	545,450	928,618	1,050,848
Provision for policy losses and other claims	114,883	386,988	221,982	527,126
Depreciation and amortization	59,703	61,198	117,226	117,689
Premium taxes	12,270	17,910	24,286	35,396
Interest	13,640	19,470	33,074	38,737

	1,615,320	2,235,297	3,199,875	4,173,568

Income (loss) before income taxes and minority interests	100,913	(79,960)	170,487	100,458
Income taxes (benefit )	41,780	(39,765)	63,897	19,674

Income (loss) before minority interests	59,133	(40,195)	106,590	80,784
Minority interests	17,128	25,801	35,267	62,993
Net income (loss)	42,005	(65,996)	71,323	17,791

Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on securities	(23,483)	(3,256)	(50,809)	753
Foreign currency translation adjustments	3,156	662	3,900	1,167
Minimum pension liability adjustment	2,083	4,404	4,166	4,404

	(18,244)	1,810	(42,743)	6,324

Comprehensive income (loss)	$23,761	$(64,186)	$28,580	$24,115

Net income (loss) per share:
Basic	$0.45	$(0.68)	$0.77	$0.18

Diluted	$0.45	$(0.68)	$0.77	$0.18

Weighted average common shares outstanding:
Basic	92,503	96,377	92,252	96,563

Diluted	93,205	96,377	92,951	98,384

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First American Reports Preliminary Financial Results for the Second Quarter 2008

Segment Information

(in thousands, except percentages)

(unaudited)

	For the Three Months Ended June 30
	Total revenues		Pretax (A)		Margins
	2008	2007	2008	2007	2008	2007
Financial Services
Title Insurance and Services	$1,116,229	$1,501,910	$38,368	$(156,164)	3.4%	-10.4%
Specialty Insurance	76,537	82,232	8,685	13,523	11.3%	16.4%

	$1,192,766	$1,584,142	$47,053	$(142,641)	3.9%	-9.0%

Information Solutions
Information and Outsourcing Solutions	$193,568	$215,981	$42,817	$47,631	22.1%	22.1%
Data and Analytic Solutions	158,520	170,731	24,911	30,827	15.7%	18.1%
Risk Mitigation and Business Solutions	196,645	221,901	20,950	32,162	10.7%	14.5%

	$548,733	$608,613	$88,678	$110,620	16.2%	18.2%

	For the Six Months Ended June 30
	Total revenues		Pretax (A)		Margins
	2008	2007	2008	2007	2008	2007
Financial Services
Title Insurance and Services	$2,164,172	$2,917,713	$41,313	$(102,932)	1.9%	-3.5%
Specialty Insurance	152,618	162,868	17,175	25,488	11.3%	15.6%

	$2,316,790	$3,080,581	$58,488	$(77,444)	2.5%	-2.5%

Information Solutions
Information and Outsourcing Solutions	$389,749	$422,580	$93,367	$93,860	24.0%	22.2%
Data and Analytic Solutions	315,033	405,591	47,273	134,935	15.0%	33.3%
Risk Mitigation and Business Solutions	400,264	439,098	43,088	52,067	10.8%	11.9%

	$1,105,046	$1,267,269	$183,728	$280,862	16.6%	22.2%

(A) - Income (loss) before income tax, minority interest and corporate expenses

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Media Contact: Carrie Gaska Corporate Communications The First American Corporation (714) 250-3298 • cgaska@firstam.com	Investor Contact: Mark Seaton Investor Relations The First American Corporation (714) 250-4264 • mseaton@firstam.com